                                                                  EXHIBIT 10.12




                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         1. Purpose - The purpose of this Plan is to provide key executives with an incentive to become or remain long-term employees of the Company. This Plan is intended to be a "tophat" plan within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended.

         2. Definitions - As used in this Plan, the following terms shall have the meanings set forth below, unless the context requires otherwise:

                  (a) "Accrued Benefit" shall mean a Participant's Target Benefit Level adjusted by: (i) multiplying it by a fraction not to exceed one, the numerator of which is the Participant's active Years of Service and the denominator of which is the Years of Service the Participant would have had at his Normal Retirement Date if he continued in employment with the Company until such date, and (ii) reducing it by the annuity value (as determined by an actuary who is selected by the Board of Directors) of the Participant's Profit Sharing Plan Account.

                  (b) "Actuarial Equivalent" shall mean equality in value of the aggregate sums expected to be received under the form of payment under the Plan, or equality in value of the same form of payment under the Plan if payments begin as of a different date, or both, determined in each case by actuarial assumptions determined by an actuary who is selected by the Board of Directors.

                  (c) "Affiliate" shall mean (i) the Company, (ii) any corporation of which the Company or any other Affiliate owns more than 50% of the outstanding shares or (iii) any corporation which owns more than 50% of the outstanding shares of the Company or any other Affiliate.

                  (d) "Surviving Spouse" shall mean the person determined in accordance with Section 8.

                  (e) "Board of Directors" shall mean the Board of Directors of the Company.

                  (f) "Company" shall mean Central Financial Acceptance Corporation, a Delaware corporation, and any successor thereto.

                  (g) "Compensation" shall mean the Participant's fixed salary or base pay which is paid to the Participant in consideration for his personal services actually rendered to the Company, including any amount contributed by the Company pursuant to a salary reduction agreement which is not includible in the gross income of the Participant under Section 125 or 402(e)(3) of the Internal Revenue Code of 1986, as amended, and any bonuses accrued by the Company with respect to such Participant.

                  (h) "Effective Date" shall mean June __, 1996.

                  (i) "Employee" shall mean any key employee on the payroll of the Company whose wages are subject to withholding for Federal income tax purposes.

                  (j) "Final Average Compensation" shall mean the average monthly Compensation earned by a Participant during those 36 consecutive calendar months out of the last 60 calendar months preceding the Participant's termination of employment with the Company which produces the highest monthly average.

                  (k) "Normal Retirement Date" shall mean the first day of the month following the date the Participant attains his 60th birthday.

                  (l) "Participant" shall mean each Employee who is eligible to participate in the Plan in accordance with the provisions of Section 3.

                  (m) "Plan" shall mean the Central Financial Acceptance Corporation Supplemental Executive Retirement Plan, as embodied herein and as amended from time to time.

                  (n) "Post-Effective Date Year of Service" shall mean each Year of Service completed after the Effective Date.

                  (o) "Profit Sharing Plan Account" shall mean a Participant's Company contribution account, including earnings thereon, under the Banner's, a California corporation, dba Central Electric Profit Sharing Plan and any successor plan thereto.

                  (p) "Surviving Spouse" shall mean the person determined in accordance with Section 8.

                  (q) "Target Benefit Level" shall mean a monthly benefit beginning at the Participant's Normal Retirement Date, equal to a percentage designated by the Board of Directors of a Participant's Final Average Compensation, but in no event more than 50% of the Participant's Final Average Compensation.

                  (q) "Year of Service" shall mean each twelve consecutive month period or fraction thereof (to the nearest whole month) beginning with the date the Participant is hired by the Company or its Affiliates (whether completed before or after the Effective Date and before or after the Employee becomes a Participant in this Plan).

         3. Eligibility. The Board of Directors shall designate, from time to time, the Employees who are eligible to participate in the Plan. An Employee shall cease to be a Participant in the Plan upon his termination of employment.

         4. Benefit Agreement. Upon his designation, each Participant shall enter into a written agreement (the "Agreement") with the Company, which shall be executed for the Company by the Chairman of the Board of Directors or the President, and which shall include the Target Benefit Level and such other terms as the Board of Directors shall deem appropriate. The Board of Directors may amend the Agreement to provide for an increase or decrease of the Target Benefit Level for an eligible Employee; provided that any decrease shall apply only to Years of Service after the date of such decrease.

         5. Normal Retirement Benefit. If a Participant terminates his employment with the Company on or after his Normal Retirement Date and after having completed at least ten Years of Service (at least five of which are Post-Effective Date Years of Service), he shall be entitled to receive a benefit in a monthly amount equal to his Accrued Benefit , or the Actuarial Equivalent of such Accrued Benefit if the Participant's termination of employment occurs after his Normal Retirement Date. Such Benefit shall be paid monthly in the form of a straight life annuity for the Participant's life, commencing on the later of the Participant's Normal Retirement Date or the first day of the month following the Participant's termination of employment.

         6. Death Benefits. In the event a Participant dies after completing at least ten Years of Service (at least five of which are Post-Effective Date Years of Service), while either an Employee or after having retired under Section 5 or having terminated employment under Section 7 but before having received any payment of his Accrued Benefit and he is survived by a Surviving Spouse, the Company shall pay a death benefit to his Surviving Spouse, in an amount equal to the Actuarial Equivalent of the Participant's Accrued Benefit as of the date of his death determined on the basis of his Final Average Compensation and Years of Service as of such date. Such amount shall be paid monthly for the life of the Participant's Surviving Spouse, commencing as of the first day of the month following the Participant's death.

         7. Termination of Employment. If a Participant's employment with the Company and its Affiliates is involuntarily terminated (other than by reason of death) prior to his Normal Retirement Date, he will receive a benefit under the Plan, provided he completed at least ten Years of Service (at least five of which are Post-Effective Date Years of Service). The benefit payable pursuant to this Section 7 shall be a monthly amount equal to the Participant's Accrued Benefit determined on the basis of his Final Average Compensation and Years of Service as of the date of his termination of employment and shall be paid monthly in the form of a straight life annuity for the Participant's life, commencing on the Participant's Normal Retirement Date. Notwithstanding the preceding, a Participant shall not be entitled to any benefits under the Plan if his employment with the Company and its Affiliates is terminated for "cause". For purposes of this Plan, a Participant shall be terminated for "cause" if his employment is terminated because of the Participant's fraud, misappropriation of funds or property of the Company or its Affiliates for his own use, embezzlement of the property of the Company or its Affiliates or a material and intentional breach by the Participant of the provisions of his employment.

         8. Surviving Spouse. Any amount payable pursuant to this Plan upon the death of a Participant shall be payable to the spouse, if any, to whom the Participant was married at the time of his death.

         9. Funding. Benefits under this Plan shall be unfunded, shall be payable out of the general assets of the Company, and no special or separate fund shall be established to assure payment of such amounts. No Participant or Surviving Spouse shall have any rights under the terms of the Plan or a Benefit Agreement greater than the rights of an unsecured general creditor of the Company.

         10. Other Retirement Benefits. The benefits and payments provided under this Plan are independent of any and all retirement benefits provided to the Participant from any other source, except that in determining the amount of the Participant's Accrued Benefit pursuant to Section 2(a), the value of the Participant's Profit Sharing Plan Account shall be taken into account as provided in Section 2(a).

         11. Incapacity. In the event that the Board of Directors determines that the Participant or his Surviving Spouse is unable to care for his affairs due to any physical or mental condition, any payment due the Participant or Surviving Spouse under this Plan may be made to his duly appointed legal representative. The Board of Directors may, in its discretion, make such payment to a child, parent or spouse of such Participant or Surviving Spouse or to any other person with whom he resides or who is charged with his care. Any such payment so made shall be in complete discharge of the liability of the Company under this Plan to each and every person with respect to the amount so paid.

         12. Assignment. The interest in this Plan of a Participant or Surviving Spouse shall not be subject to assignment or transfer or otherwise be alienable either by voluntary or involuntary acts of such person, or by operation of law, nor shall it be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process. If any Participant or Surviving Spouse shall attempt to or shall alienate, sell, transfer, pledge or otherwise encumber any amount to which he is or might become entitled, or if by reason of the bankruptcy or insolvency of any such person or the issuance of any garnishment, writ of execution or other court process, or other event happening at any time, any amount otherwise payable hereunder to such person should devolve upon anyone other than him or would not be enjoyed by him, the Board of Directors, in its absolute discretion, may terminate such interest and may hold or apply it to or for the benefit of such Participant, or Surviving Spouse, as the case may be, or the spouse, children or other dependents of such person, in such manner as the Board of Directors may deem proper.

         13. No Employment Contract. This Plan shall not be construed as creating any contract of employment between the Company and the Participant nor shall it change any rights or obligations under any existing employment contract between the Company and the Participant. The Company shall have the same right with respect to, and control over, its Employees as though this Plan had never been executed.

         14. Covenant Not to Compete.

                  (a) If a Participant shall, during the 24-month period immediately following his termination of employment with the Company, engage in "Competition" with the Company (as hereinafter defined), within the territories in which the Company is actively engaged in the conduct of business during the term of employment hereunder including, without limitation, the territories in which customers are then being solicited, his benefit payments shall be suspended, and he shall be required to return the amount of any previous benefits paid to him under this Plan plus any interest thereon, as liquidated damages, or if no such payments have been made, his benefit under the Plan shall be forfeited.

                  (b) The word "Competition" for purposes of this Section 14 or any other provision of this Plan shall mean:

                           (i) Engaging in or carrying on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, lender, officer or director of a corporation (other than the Company), or as an employee or agent of, or consultant or advisor to, any person, partnership, corporation, joint venture or enterprise (other than the Company), or in any capacity on behalf of any trust or other organization or entity, any business in competition with (as defined below) any business then carried on by the Company as long as any like business is carried on by the Company or by any person, corporation, partnership, trust or other organization or entity deriving title to the good will of such business, directly or indirectly, from the Company; provided, however, that nothing herein contained shall prevent the Participant from purchasing securities of any publicly owned company, the securities of which are listed on a national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, (the "1934 Act") but the total holding of such security so listed or registered shall be limited to 1% of the amount of any such security outstanding. The Participant may make investments, without restriction on amount, in noncompetitive private businesses. For the purposes of this Section 14(b)(i) the term "any business in competition with" shall mean any business engaged principally or in part in the business of the Company as described in its Registration Statement on Form S-1 (Registration No. 333- 3790) relating to the registration of shares of the common stock of the Company (the "Registration Statement") and in any other filing made after the Effective Date by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the 1934 Act ("Subsequent Filings"); or

                           (ii) soliciting, raiding, enticing, inducing or attempting to persuade any person that presently is or is at any time during the term of the Participant's employment as an Employee (or, in the case of termination, is at the time of termination or within the 24-month period thereafter) an employee of the Company to become employed by any person, firm, partnership, corporation or other enterprise or entity, and the Participant shall not approach any such employee for such purpose or authorize the taking of such actions by any other person, firm, partnership, corporation or other enterprise or entity in taking such action; or

                           (iii) divulging, furnishing or making accessible to any person, corporation, partnership, trust or other organization or entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, attorney-client communications, pending or contemplated acquisitions or other transactions, products, processes, equipment or any confidential or secret aspect of the business of the Company without the prior written consent of the Company, unless such information shall have become public knowledge or shall have become known generally to competitors of the Company through sources other than the Participant.

         15. Amendment and Termination. The Company may amend, terminate or suspend this Plan at any time or from time to time by a resolution by the Board of Directors; provided, however, that no amendment or termination of the Plan shall reduce the Accrued Benefit to which any Participant or Surviving Spouse is entitled under this Plan by reason of the Participant's prior

Years of Service or the Participant's death, or other termination of employment.

         16. Administration. This Plan shall be administered by the Board of Directors. The Board of Directors shall be charged with the operation and administration of the Plan. The Board of Directors shall have discretionary authority to interpret and construe this Plan and to determine all questions arising under this Plan, and to adopt and amend from time to time such by-laws and rules and regulations necessary for the administration of this Plan which are not inconsistent with the terms and provisions of this Plan.

         17. Binding Effect. This Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation which may acquire all its assets or into which the Company may be consolidated or merged, and any Participant, his heirs, executors, administrators and legal representatives, provided that the obligations of the Participant hereunder may not be delegated.

         18. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of California governing contracts to be made and performed therein without giving effect to principles of conflicts of law, except to the extent such laws have been superseded by Federal law.

                  19. Gender and Number. The masculine pronoun whenever used herein shall include the feminine pronoun and the singular number shall include the plural number and vice versa unless the context of the Plan requires otherwise.

                  IN WITNESS WHEREOF, Central Financial Acceptance Corporation has executed this Plan on this 24th of June 1996.

                                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                                    By /s/ GARY M. CYPRES
                                      -----------------------------------
                                    Gary M. Cypres
                                    President and Chief Executive Officer

ATTEST:

________________________________
Secretary